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                                   [PICTURE]


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CONTENTS

Leading The Way To Financial Success...........................        1
     An Overview...............................................        1

The Basics.....................................................        2
     The ESP Advantage.........................................        2
     Who Is Eligible...........................................        2

Your Enrollment Options........................................        4
     Automatic Restoration Option Mirrors 401(k)...............        4
     Incentive Deferral Option Offers Company Match............        4
     Salary Deferral Option Offers Flexibility.................        5
     Making Changes............................................        5

Investing Your Savings.........................................        6
     Understanding Your Investment Choices.....................        6
     Changing Your Investment Choices..........................        6
     More About Your Investment Credit Choices.................        7
     Tracking Your Account Balance.............................        8

How And When Your ESP Account Is Distributed...................        9
     For New Participants Only--
     Choosing Your Distribution Method.........................        9

What You Need To Do............................................       10
     Enrollment Checklist......................................       10
     Make Your ESP Election Using The Voice Response System
     at the Retirement Plans Service Center....................       11

Questions & Answers About Your Deferral Options
Under The Executive Savings Plan Options.......................       12


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LEADING THE WAY TO FINANCIAL SUCCESS

AS A MEMBER OF ITS SELECT GROUP OF MANAGEMENT AND HIGHLY COMPENSATED EMPLOYEES, YOU ARE ELIGIBLE TO PARTICIPATE IN UNITEDHEALTH GROUP'S EXECUTIVE SAVINGS PLANS, WHICH PROVIDE OPPORTUNITIES FOR YOU TO SAVE FOR YOUR OWN FINANCIAL FUTURE VIA SEVERAL DEFERRAL "OPTIONS." TO PARTICIPATE IN THE PLANS FOR THE 2000 PLAN YEAR OR OPT OUT OF THE AUTOMATIC RESTORATION OPTION, YOU MUST MAKE THESE ELECTIONS BY DECEMBER 15, 1999.

AN OVERVIEW

As an important component of UnitedHealth Group's total compensation program, the Executive Savings Plans (ESP) offer you a tremendous opportunity to save on a tax-deferred basis for your future needs. For 2000, the ESP offers three deferral options which include:

-  Automatic Restoration Option

-  Incentive Deferral (Leadership Plan) Option (formerly MIP)

-  Salary Deferral Option

The Plans:

- Enable you to postpone income taxes by deferring your compensation until you leave the Company, or until your total permanent disability or death.

- Allow you, by participation in the Automatic Restoration Option, to enjoy the tax advantages of 401(k) Savings Plan that are otherwise limited by the Internal Revenue Code, including maximum income deferral and related Company matching contributions. You are automatically enrolled in the ESP Automatic Restoration Option.

- Allow you to defer under the Incentive Deferral Option, any Leadership Results Plan incentive award for which you are eligible, and receive a Company matching contribution.

- Allow you to defer additional compensation on an unmatched basis via the Salary Deferral Option.

- Allow you to choose among these deferral options to develop an individual deferral strategy that best meets your personal financial needs.

                           EXECUTIVE SAVINGS PLAN

For purposes of obtaining favorable state tax treatment for eligible distributions, the non-qualified deferral options are established in two separate Plans. One Plan consists of the Automatic Restoration Option, and the other is comprised of the Incentive Deferral Option and the Salary Deferral Option. The Plan Administrator and most election procedures are the same for all options. This communication collectively refers to the Plans as the "Executive Savings Plans." "Plans" or "ESP."





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THE BASICS

AT UNITEDHEALTH GROUP, WE ARE COMMITTED TO PROVIDING YOU OPPORTUNITIES THAT ARE INTENDED TO HELP YOU PREPARE FOR A FINANCIALLY SUCCESSFUL FUTURE.

THE ESP ADVANTAGE

UnitedHealth Group's 401(k) Savings Plan, Employee Stock Ownership Plan
(ESOP) and Employee Stock Purchase Plan offer eligible employees several means of accumulating financial assets. However, these plans are subject to restrictive IRS tax rules that limit the amount you can defer or receive through them.

Recognizing that you and other eligible employees may want to save for the future on a tax-deferred basis beyond the limits imposed on the 401(k) Savings Plan and ESOP, UnitedHealth Group created the Executive Savings Plans. They are non-qualified deferred compensation plans that allow you to defer as much of your compensation as you wish within the current tax environment. The Plans are not subject to the IRS restrictions that apply to qualified plans, such as the annual elective deferral, compensation and annual addition limits.

WHO IS ELIGIBLE

1. In general, eligibility to participate in the ESP is determined under a selection process that is determined by grade level, compensation level, full-time status and/or length of service.

     a. To participate in the Automatic Restoration Option, Incentive Deferral Option and the Salary Deferral Option for the 2000 plan year, an employee must meet the following selection criteria:

         i.   be employed by UnitedHealth Group on or before December 1, 1999

         ii. be a regular, full- or part-time employee who is a member of one of the following grade levels:

              -  Executive Career Band

              -  Grades 31 and 32 (and meet certain compensation criteria)

              -  Medical Director in grades M2, M3 and M4

         iii. be a regular, full-time employee who is a member of:

              -  Clinical Medical Staff in grades CD2, CD3, CM2 and CM3

     b. An employee may participate in the Plans as of January 1 of the year following the year in which the employee meets the eligibility criteria.


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2.   Special Rules

     a.  Automatic Restoration Option

         i. You are eligible to participate in the Automatic Restoration Option only if you participate in UnitedHealth Group's 401(k) Savings Plan, and only once you've reached one of the following IRS limits during 2000:

              - You earn $170,000 in eligible compensation from UnitedHealth Group.

              - You make deferrals to a 401(k) plan that for 2000 reach the annual IRS limit of $10,500.

         ii. Once you reach one of these limits, you will automatically be enrolled in this Option, as described in further detail on the next page, unless you elect not to participate during this enrollment period. IF YOU DO NOT WANT TO PARTICIPATE IN THE AUTOMATIC RESTORATION OPTION, YOU MUST ELECT TO WAIVE PARTICIPATION BY DECEMBER 15, 1999.

         iii. If you do not actively participate in the 401(k) Savings Plan as of January 1, 2000, but elect later in 2000 to make deferral contributions to the 401(k) Savings Plan, you will also be automatically enrolled in this Option once you reach the limits described above, unless you elect not to participate during this enrollment period. IF YOU DO NOT WANT TO PARTICIPATE IN THE AUTOMATIC RESTORATION OPTION, YOU MUST ELECT TO WAIVE PARTICIPATION BY DECEMBER 15, 1999.

     b.  Incentive Deferral [Leadership Plan] Option and Salary Deferral
         Option

         i. IF YOU WISH TO PARTICIPATE IN THE INCENTIVE DEFERRAL OR SALARY DEFERRAL OPTIONS FOR 2000, YOU MUST ELECT TO PARTICIPATE BY DECEMBER 15, 1999. Your elections will apply for the 2000 plan year only.


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YOUR ENROLLMENT OPTIONS

WHETHER YOU ARE NEWLY ELIGIBLE TO PARTICIPATE IN THE ESP OR HAVE PARTICIPATED IN PRIOR YEARS, YOU MUST ENROLL (OR OPT OUT OF THE AUTOMATIC RESTORATION OPTION) FOR THE 2000 PLAN YEAR BY DECEMBER 15, 1999. YOUR ENROLLMENT ELECTIONS FOR ALL ESP OPTIONS WILL APPLY ONLY FOR THE 2000 PLAN YEAR. TO CONTINUE PARTICIPATION IN ANY OR ALL OF THE OPTIONS IN FUTURE YEARS, YOU MUST MAKE NEW ELECTIONS DURING THE ANNUAL ENROLLMENT PERIODS FOR THOSE FUTURE YEARS.

AUTOMATIC RESTORATION OPTION MIRRORS 401(k)

If you participate in UnitedHealth Group's 401(k) Savings Plan during the 2000 plan year, you automatically participate in the ESP Automatic Restoration Option once your elective deferrals in the 401(k) Savings Plan reach $10,500 or when you earn $170,000 in eligbile pay, whichever occurs first. Please note that:

- Your deferral amount will be the same percentage of your eligible pay that you contribute to the 401(k) Savings Plan. If you wish to defer a different percentage of eligible pay to the Automatic Restoration Option, you must change your 401(k) deferral percentage BEFORE you reach the IRS deferral and/or compensation dollar limits. Once your deferrals under this Option begin, your deferral percentage cannot be changed for the rest of the 2000 plan year.

- Your account will be credited with UnitedHealth Group matching contributions which are generally 50 cents for each dollar, up to the first 6 percent of your eligible pay that you defer under the ESP.

- Once you reach one of the IRS annual limits (listed above), your Automatic Restoration Option deferrals automatically begin with the pay period in which you reach the limit.

- IF YOU DO NOT WISH TO PARTICIPATE IN THE AUTOMATIC RESTORATION OPTION FOR THE 2000 PLAN YEAR, YOU MUST "OPT OUT" BY DECEMBER 15, 1999. Call the Retirement Plans Service Center to make this election through the voice response system.

                       CALL THE RETIREMENT PLANS SERVICE
                         CENTER TO MAKE YOUR ELECTIONS:
                                 1-888-842-2756
                             TDD/TTY: 1-877-787-9759

You can make your elections through the Service Center's interactive voice response system. Customer Service Representatives are available to assist you from 8 a.m. to 8 p.m. Eastern time, Monday through Friday.

INCENTIVE DEFERRAL OPTION OFFERS COMPANY MATCH

This Option allows you to defer all or a portion of your Leadership Results Plan incentive award (award for 1999 performance, paid in 2000) into the ESP and receive a Company matching contribution.

You may defer from 1 percent to 100 percent of your incentive award by making a one-time election during this enrollment period. Your account will be credit with United HealthGroup


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matching contributions which generally are 50 cents for each dollar, up to the first 6 percent of your Leadership Results Plan award, that you contribute under this Option.

ENROLLMENT IN THIS OPTION IS NOT AUTOMATIC; YOU MUST ENROLL IN THIS OPTION BY DECEMBER 15, 1999, IF YOU WISH TO DEFER ANY PORTION OF OR ALL OF THE LEADERSHIP RESULTS PLAN AWARD WHICH YOU MAY BECOME ELIGIBLE TO RECEIVE IN 2000. You cannot change your incentive deferral election after December 15, 1999. Call the Retirement Plans Service Center to make this election through the voice response system.


SALARY DEFERRAL OPTION OFFERS FLEXIBILITY

With this Option, you can defer from 1 percent to 100 percent of all 2000 eligible pay. Your eligible pay does not include any Leadership Results Plan incentive award payments you may receive. Salary Deferral Option contributions begin within your first eligible pay period in 2000. Because this Option is intended as an additional deferral opportunity rather than a "make up" for limitations imposed on your deferrals to the 401(k) Savings Plan, you are not credited with a Company match on deferrals you make under this Option.

ENROLLMENT IN THIS OPTION IS NOT AUTOMATIC; YOU MUST ENROLL IN THIS OPTION BY DECEMBER 15, 1999, IF YOU WISH TO DEFER ANY PORTION OF OR ALL OF YOUR 2000 ELIGIBLE PAY. You cannot change your salary deferral election after December 15, 1999. Call the Retirement Plans Service Center to make this election through the voice response system.

WHAT IS ELIGIBLE PAY?

For purposes of the Automatic Restoration Option and the Salary Deferral Option, eligible pay is base salary plus any non-stock periodic incentives other than your award under the Leadership Results Plan.

MAKING CHANGES

Under the current tax laws, once a deferral election is made, it is generally irrevocable for the remainder of the plan year.



                                                                             5


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100% VESTING

You are always 100 percent vested in your deferrals, matching Company contributions, and the investment earnings and losses on both of them.


INVESTING YOUR SAVINGS

YOU MAY ELECT TO HAVE YOUR ESP DEFERRALS AND UNITEDHEALTH GROUP MATCHING CONTRIBUTIONS CREDITED WITH INVESTMENT EARNINGS THAT ARE BASED ON ONE OR MORE OF THE FOUR INVESTMENT CREDIT FUNDS OFFERED UNDER THE PLANS. YOUR INVESTMENT ELECTION APPLIES TO ALL DEFERRALS UNDER THE ESP OPTIONS IN WHICH YOU PARTICIPATE. KEEP IN MIND, THE INVESTMENT CREDIT FUNDS ARE MERELY MEASURING TOOLS TO DETERMINE THE VALUE OF YOUR ACCOUNT UNDER THE PLANS, AND UNITEDHEALTH GROUP IS NOT REQUIRED TO PURCHASE SUCH INVESTMENTS.

UNDERSTANDING YOUR INVESTMENT CHOICES

Your investment credit funds include:

-    First American Prime Obligations Fund

-    Loomis Sayles Bond Fund

-    First American Equity Index Fund

-    PBHG Growth Fund

As you select or change your investment credit fund(s), keep in mind that your elections are subject to investment risk. As with any investment, if the returns credited on the fund(s) you choose are positive, your account balance will increase. If the returns credited are negative, your account balance will decrease. Please review the fund information provided with your enrollment materials before making your investment election. Also keep in mind:

- If you are a new participant for the 2000 plan year and don't make an investment credit fund election by December 15, 1999, you will be deemed to have elected to receive credits under the Loomis Sayles Bond Fund, and that deemed election will continue until you elect to make a change as described in the next section of this brochure.

- If you participated in 1999 or a prior year and previously made or were deemed to have made an investment credit fund election, that election for your existing account balance and future contributions will carry over to and be effective in 2000, unless you make a new election during this enrollment period, or any month thereafter.

CHANGING YOUR INVESTMENT CHOICES

You can change the investment credit funds under which your existing ESP account and/or any future deferrals are credited once per calendar month on any day during the month. To make a change, call the Retirement Plans Service Center toll-free at 1-888-842-2756. Follow the prompts on the voice response system to make your elections.

Investment elections are only effective on business days, with the exception of New York Stock Exchange holidays. If your elections are confirmed by 4 p.m. Eastern time, they will become effective the same business day. If your elections are confirmed after


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4 p.m. Eastern time, the change will become effective on the next business day. If your intent is to change the investment funds for both future deferrals and existing (cumulative) account balances, separate transactions are required for each:

- To change future deferrals, select "Investment Direction" from the voice response system transaction menu.

- To change your existing (cumulative) account balances, select "Fund Transfers/Account Reallocations" from the voice response system transaction menu.

If you participated in the ESP in 1999 or a prior year, your INVESTMENT DIRECTIONS that were in effect as of December 31, 1999 will carry over into 2000. No action is necessary on your part, unless you want to make a change.


MORE ABOUT YOUR INVESTMENT CREDIT CHOICES

You can elect that your account be credited with the investment performance of one or any combination of the following four funds:

- First American Prime Obligations Fund. The fund's investment objective is maximum current income to the extent consistent with the preservation of capital and the maintenance of liquidity. The fund invests in money market instruments including debt obligations issued by the U.S. government, its agencies or instrumentalities, and corporate obligations including high-grade commercial paper, non-convertible corporate debt and loan participation interests. The fund may also invest in repurchase agreements related to these securities.

- Loomis Sayles Bond Fund. The fund's investment objective is high total investment return through a combination of current income and capital appreciation. The fund seeks to attain its objective by normally investing substantially all of its assets in debt securities (including convertibles), although up to 20 percent of its assets may be invested in preferred stocks. At least 65 percent of the fund's total assets will normally be invested in bonds. The fund may invest any portion of its assets in securities of Canadian issuers, and a limited portion (20 percent) of its assets in securities of other foreign issuers. The fund will also invest up to 35 percent of its assets in securities of below investment grade quality.

- First American Equity Index Fund. This fund seeks to achieve investment results that correspond to the performance of the Standard and Poor's 500 Composite Stock Price Index (S&P 500). Fund managers utilize a computer program that identifies which stocks should be purchased or sold to duplicate the composition of the S&P


                                                                              7


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INVESTING YOUR SAVINGS (Continued)


500 as much as possible. The fund invests substantially in common stocks included in the S&P 500. The fund's advisor believes that its objective can best be achieved by investing in the common stocks of approximately 250 to 500 of the issues included in the S&P 500.

- PBHG Growth Fund. The fund seeks capital appreciation and invests primarily in common stocks and securities convertible into stocks of small and medium capitalization companies (companies with market capitalizations or annual revenues of up to $2 billion) believed by the advisor to have an outlook for strong earnings growth and the potential for significant capital appreciation. The average market capitalizations or annual revenues of holdings in the portfolio may fluctuate over time as a result of market valuation levels and the availability of specific investment opportunities.

You may elect that your accounts be credited with investment performance in any combination of the investment credit funds in 1 percent increments, as long as your total investment percentage equals 100 percent.


TRACKING YOUR ACCOUNT BALANCE

For your convenience, you have three ways to access information about your ESP account balance.

- Internet Access. You can review your ESP account information via the Internet at http://benefits.unitedhealthgroup.com (without the "www") or https://online.merlife.com/401k/uhc. From benefits.unitedhealthgroup.com, click on "Your 401(k) and ESOP Information." This inquiry Web site allows you to track your ESP investments more closely, get an at-a-glance review of your account, obtain ESP investment credit performance, and much more. In addition, you can print any of the screens you access.

- Voice Response System. You have daily access to your account information by calling the Retirement Plans Service Center toll free at 1-888-842-2756. Use the automated voice response system or speak to a Customer Service Representative (CSR) to obtain information about your account or to initiate transactions. CSRs are available from 8 a.m. until 8 p.m. Eastern time, Monday through Friday.

- Quarterly Statement. You will receive a statement, currently on a quarterly basis, showing a summary of your fund credit activity, and how each transaction affects your total account credits. This statement will show the activity in your account since the last statement.


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HOW AND WHEN YOUR ESP ACCOUNT IS DISTRIBUTED

YOUR ACCOUNT WILL BE DISTRIBUTED TO YOU WHEN YOUR EMPLOYMENT WITH
UNITEDHEALTH GROUP TERMINATES, YOU BECOME PERMANENTLY AND TOTALLY DISABLED AS DETERMINED UNDER THE TERMS OF THE PLANS, OR IN THE EVENT OF YOUR DEATH.

FOR NEW PARTICIPANTS ONLY - CHOOSING YOUR DISTRIBUTION METHOD

If you are a new participant, upon your initial enrollment, you must elect an irrevocable distribution method. You may choose from three distribution methods. The method you elect will be used for distributions under all Options in which you participate in the Executive Savings Plans.

If you do not elect a distribution option upon your first enrollment in the ESP, your account balance will automatically be paid in a lump sum in February of the year following the year in which your employment terminates, you become permanently and totally disabled, or die.

YOUR DISTRIBUTION ELECTION IS IRREVOCABLE AND CANNOT BE CHANGED FOLLOWING YOUR INITIAL ENROLLMENT.

Your distribution choices are:

- Lump Sum: A single payment of your entire account balance is paid to you or your designated beneficiary in February of the year following the year in which your employment terminates, you become permanently and totally disabled, or die. For example, if you terminate employment on January 14, 2005, a single lump sum distribution will be made to you in February 2006.

- Three Annual Installments: Three substantially equal installments will be paid annually beginning in February of the year following the year in which your employment terminates, you become permanently and totally disabled, or die. For example, if you terminate employment on November 1, 2005, your installments will be paid in February 2006, February 2007, and February 2008.

- Five Annual Installments: Five substantially equal installments will be paid annually beginning in February of the year following the year in which your employment terminates, you become permanently and totally disabled, or die. For example, if you terminate employment on April 25, 2005, your installments will be paid in February 2006, February 2007, February 2008, February 2009, and February 2010.

TAXATION OF YOUR DISTRIBUTION

Whether you elect that your distribution be paid to you in a lump sum or in installments, the payments will be taxable in the year you receive them. The payments you eventually receive will not, however, be subject to FICA taxation in the year you receive them. The reason for this is that the amounts that you defer to the ESP are subject to FICA taxation in the year in which you contribute them to the ESP.

No special tax treatments or early tax withdrawal penalties apply, as the Executive Savings Plans are non-qualified plans. Also, the distributed balance is not eligible for rollover into an Individual Retirement Account
(IRA) or another employer's plan.


                                                                              9
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REMINDER: UNLIKE OTHER BENEFIT PROGRAMS, YOU MUST RE-ENROLL (OR OPT OUT OF
THE AUTOMATIC RESTORATION OPTION) DURING EACH YEAR'S APPLICABLE ENROLLMENT PERIOD TO PARTICIPATE DURING THE UPCOMING PLAN YEAR. ENROLL BY DECEMBER 15, 1999 TO PARTICIPATE EFFECTIVE JANUARY 1, 2000.

CONSULT YOUR TAX OR FINANCIAL ADVISOR

Participating in the non-qualified Plans reduces your current take-home pay by deferring your salary to a future point in time. Before deciding whether or not to enroll in the Executive Savings Plans for 2000, you may want to consult your personal tax or financial advisor to determine how these Plans might fit into your long-term financial goals.

WHAT YOU NEED TO DO

IF YOU PLAN TO PARTICIPATE IN THE ESP FOR 2000, YOU MUST MAKE YOUR ELECTIONS ON OR BEFORE DECEMBER 15, 1999. CALL THE RETIREMENT PLANS SERVICE CENTER AT 1-888-842-2756 (TDD/TTY: 1-877-787-9759) TO MAKE YOUR ELECTIONS VIA THE VOICE RESPONSE SYSTEM. IF YOU NEED ASSISTANCE. CUSTOMER SERVICE REPRESENTATIVES ARE AVAILABLE TO ASSIST YOU BETWEEN 8 A.M. AND 8 P.M. EASTERN TIME, MONDAY THROUGH FRIDAY.

ENROLLMENT CHECKLIST

Automatic Restoration Option

/ / You automatically participate in the Automatic Restoration Option for the 2000 plan year once your elective deferrals in the 401(k) Savings Plan reach $10,500 or when you earn $170,000 in eligible pay, whichever occurs first.

/ / If you wish to "opt out" of this Option, you must make this election by December 15, 1999, via the voice response system at the Retirement Plans Service Center.

Incentive Deferral and Salary Deferral Options

/ / Decide whether or not participation in the Incentive Deferral and/or
    Salary Deferral Options is right for you. You may find it helpful to consult with a tax or financial advisor. Then, if you decide to participate in 2000, make your elections by December 15, 1999, via the voice response system at the Retirement Plans Service Center.

/ / If you are currently participating in either or both Options, you must re-enroll by December 15, 1999 to continue participating in 2000.

/ / Remember, the only way to defer all or a portion of your Leadership
    Results Plan incentive award is to elect to participate in the Incentive Deferral Option.

Beneficiary Designations for All ESP Options

/ / If you decide to participate in the ESP, complete and return the beneficiary designation form included in your enrollment packet. Please note:

    - If you have previously completed a beneficiary form for the ESP and do not wish to change that designation, no action is necessary. If you wish to change your beneficiary, complete the form and return it to the address indicated on the form.

    - If you do not designate a beneficiary, your benefits will be paid in accordance with the Plans' provisions in the event of your death.


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Questions

/ / If you have questions, call the Retirement Plans Service Center and elect to speak with a Customer Service Representative (CSR). CSRs are available from 8 a.m. until 8 p.m. Eastern time, Monday through Friday.


MAKE YOUR ESP ELECTIONS USING THE VOICE RESPONSE SYSTEM AT THE RETIREMENT PLANS SERVICE CENTER

You can make your enrollment elections and change your investment elections using the Retirement Plans Service Center's interactive voice response system. You do not need to speak to a representative to process your transactions. If you need assistance while making your elections, Customer Service Representatives are available to assist you between 8 a.m. and 8 p.m. Eastern time, Monday through Friday. To make a transaction, simply:

1. Call 1-888-842-2756 anytime, except from Saturday at 11 p.m. to Sunday at 6 a.m. and Monday from 3 a.m. to 6 a.m. Eastern time.

2. Enter your Social Security Number and your personal identification number (PIN). IF YOU ARE A NEW PARTICIPANT AND HAVE NEVER CALLED THE RETIREMENT PLANS SERVICE CENTER REGARDING THE ESP, THE 401(k) SAVINGS PLAN OR THE EMPLOYEE STOCK OWNERSHIP PLAN, YOUR TEMPORARY PIN WILL BE THE LAST FOUR DIGITS OF YOUR SOCIAL SECURITY NUMBER. You will be asked to enter a new PIN and then verify your selection.

3. Listen and choose the appropriate option. If you call from a touch-tone telephone, make your decisions by pressing the appropriate number on your telephone keypad when prompted. If you don't have access to a touch-tone telephone, a CSR can make your elections for you.

4. Confirm each transaction when prompted. After doing so, you will receive a confirmation number. If you hang up before confirming your transaction, your choices will not be entered into the system for processing. To cancel a pending transaction, you must speak to a CSR before 4 p.m. Eastern time on the same day you elected the transaction.

5. Review your confirmation statement for accuracy. A confirmation of your elections will be mailed to your home address on record within two business days.


                                                                             11


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QUESTIONS & ANSWERS

ABOUT YOUR DEFERRAL OPTIONS UNDER THE EXECUTIVE SAVINGS PLANS OPTIONS


Q1 WHAT ARE THE DIFFERENCES BETWEEN THE EXECUTIVE SAVINGS PLANS AND THE 401(k) SAVINGS PLAN?

A1 UnitedHealth Group's 401(k) Savings Plan is intended to be a "qualified plan" under the Internal Revenue Code. Under 401(k) plans, participants can make pre-tax deferrals of income into a trust fund, subject to certain limits on the amount that can be deferred. The Executive Savings Plans apply only to a select group of senior management and highly compensated employees and are not qualified plans, thus, these limitations do not apply.
     These Executive Savings Plans offer several advantages:
     - Under all three ESP Options, you have substantial deferral opportunities;
     - Under the Automatic Restoration Option, your account will be credited with UnitedHealth Group matching contributions which are generally 50 cents for each dollar, up to the first 6 percent of your eligible pay, that is deferred; and
     - Under the Incentive Deferral Option, you have the ability to receive matching contributions which are generally 50 cents for each dollar, up to the first 6 percent of your Leadership Results Plan award, that you defer.

     The main disadvantage is that your funds are not as secure as those held in a qualified plan.

Q2 DOES MY PARTICIPATION IN THE 401(k) SAVINGS PLAN AFFECT MY ABILITY TO PARTICIPATE IN THE ESP?

A2 No. Participation in the 401(k) Savings Plan does not affect your ability to participate in the Executive Savings Plans. You can participate in either or both Plans. However, you can participate in the Automatic Restoration Option and will be automatically enrolled in it only if you participate in the 401(k) Savings Plan and reach either the deferral or compensation limit.

Q3   WHAT ARE MY CHOICES FOR RECEIVING DISTRIBUTIONS FROM THE PLANS?

A3 When you elect to participate in the Plans for the first time, you must elect the form of payment you wish to eventually receive upon your employment termination, permanent and total disability, or death. Your distribution options are:
     -   One lump sum payment;
     -   Annual installments over a three-year period; or
     -   Annual installments over a five-year period.
     If you have participated in the ESP in prior years and did not elect a distribution method, or enroll for the fist time for the 2000 plan year and do not elect a distribution method, it will be automatically paid out in a lump sum in February of the year following the year of your employment termination, permanent and total disability, or death. The ESP distribution method you elect during your initial enrollment is irrevocable.


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Q4   WHY DO I HAVE TO MAKE A DEFERRAL ELECTION BEFORE I KNOW WHAT I WILL BE
     PAID?

A4 In exchange for the opportunity to defer taxation on unearned income under the ESP, the IRS requires that an irrevocable election to defer income be made before the income is actually earned. Since your election will remain in effect for an entire year, you may want to carefully plan your deferral elections.

Q5 WHAT WOULD HAPPEN TO MY DEFERRALS IN THE EVENT THAT UNITEDHEALTH GROUP DECLARES BANKRUPTCY OR BECOMES INSOLVENT?

A5 In the unlikely event that UnitedHealth Group declares bankruptcy or becomes insolvent, ESP participants would be viewed as general creditors and the claims for their accounts would be treated as unsecured creditors of the Company. Typically, ESP participants would share, on a pro-rata basis with all other general unsecured creditors of the Company, in any assets that remain after payment of the Company's obligations to secured creditors. In contrast, benefits under the UnitedHealth Group 401(k) Savings Plan would not be affected by the bankruptcy or insolvency of UnitedHealth Group.

Q6 CAN DISTRIBUTIONS BE ROLLED OVER TO AN IRA OR ANOTHER EMPLOYER'S QUALIFIED OR NON-QUALIFIED PLAN?

A6 No. Because the Executive Savings Plans are not IRS tax-qualified plans, you cannot roll your ESP distributions into an IRA or to another employer's qualified or non-qualified plan when you leave UnitedHealth Group. We encourage you to seek professional tax advice in determining the best distribution election for your individual financial circumstances.

Q7   HOW CAN I DETERMINE HOW WELL THE INVESTMENT CREDIT OPTIONS ARE
     PERFORMING?

A7 You have several ways to access information about the investment credit options:

     -   Log on to http://benefits.unitedhealthgroup.com or
                   http://online.metlife.com/401k/ubc
         From benefits.unitedhealthgroup.com, click on "Your 401(k) and ESOP Information" to link to the site.

     - You also have daily access to your account and the quarterly performance of the investment credit options by calling the Retirement Plans Service Center at 1-888-842-2756.

     - In addition, you will receive a quarterly statement of your account balance. The statement includes the investment credit performance of each of the fund options.

                          (CONTINUED ON BACK COVER)


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


QUESTIONS & ANSWERS (Continued)

Q8   CAN I CHANGE MY DISTRIBUTION ELECTION AFTER I BEGIN PARTICIPATING IN THE
     PLANS?

A8 No. Once your election has been made to defer funds into the Plans, the IRS requires that you not be permitted to exercise any subsequent control over the form or timing of your distribution. If you were allowed to change your distribution election, the IRS would generally consider you to be in constructive receipt of your account, and your account would be subject to tax in the year in which the election is changed.

Q9 ARE MY DEFERRAL CONTRIBUTIONS AND ANY COMPANY MATCHING CONTRIBUTIONS MADE TO THE ESP SUBJECT TO INCOME TAXES AND/OR SOCIAL SECURITY TAXES AT THE TIME THAT THEY ARE CONTRIBUTED TO THE ESP?

A9 The contributions that you make to the ESP, and the Company matching contributions, are not subject to federal income taxation in the year in which they are contributed to the ESP. Under the laws of most states, these contributions are also generally not subject to state income taxation in the year of contribution; however, some states have special rules that may cause a portion of your deferrals to be subject to tax.

     Your deferral contributions and any Company matching contributions are subject to FICA taxation in the year in which they are contributed to the ESP. Whether these contributions are actually taxed depends on the element of the FICA tax addressed. The FICA tax has two elements: the OASDI portion, for which an annual wage limit applies; and the Medicare hospital portion, for which no wage limit applies. The wage base for 2000 for the OASDI portion of the tax is $76,200. If at the time that deferral and matching contributions are contributed to the ESP, you have not exceeded the OASDI wage base, the OASDI tax will be withheld before the contributions are made. Once you reach the $76,200 wage base, the OASDI tax will not be withheld from subsequent deferrals and match. On the other hand, since the Medicare hospital portion of the FICA tax is applied without limit to all of your compensation, this tax will be withheld from all of your deferrals and any matching contributions for 2000, before they are contributed to the ESP.



THIS BROCHURE PROVIDES HIGHLIGHTS OF THE UNITED HEALTHCARE CORPORATION ("UNITEDHEALTH GROUP") EXECUTIVE SAVINGS PLANS. IF THERE IS A CONFLICT BETWEEN THE INFORMATION IN THIS BROCHURE AND THE PLAN DOCUMENT, THE PLAN DOCUMENT WILL GOVERN. UNITEDHEALTH GROUP RESERVES THE RIGHT TO AMEND, MODIFY OR TERMINATE THE PLANS AT ANY TIME. PARTICIPATION IN THE EXECUTIVE SAVINGS PLANS IS PROVIDED AS A BENEFIT TO ELIGIBLE EMPLOYEES. PARTICIPATION DOES NOT GUARANTEE EMPLOYMENT.


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